Exhibit 10.20

Common Share Membership Agreement

This Common Share Membership Agreement (this “Agreement”) is made as of December 16, 2013 (the “Admission Date”), by and between Spark Therapeutics, LLC (the “Company”) and Katherine High, MD (the “Member”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(a) Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 14, 2013, as amended from time to time (the “LLC Agreement”).

(b) For purposes of this Agreement:

(1) “Change in Control” means (i) any merger, reorganization, consolidation, recapitalization or other transaction or series of related transactions, whether or not the Company is the surviving or continuing entity in such transaction, and whether or not the Company is a party thereto, that results in the holders of Shares immediately prior to such transaction or transactions holding, immediately after such transaction or transactions (whether by virtue of securities issued as consideration for the transaction or otherwise), less than 50% of the voting power of the surviving, continuing or purchasing entity; or (ii) any sale, lease or other disposition of all or substantially all of the assets (tangible or intangible) of the Company and its subsidiaries, if any, taken as a whole. For avoidance of doubt, the sale of Shares by the Company in connection with a bona fide equity financing of the Company shall not be deemed a Change in Control.

(2) “Member Shares” means 2,000,000 Series 2 Common Shares.

(3) “Vesting Commencement Date” shall be December 16, 2013.

2. Grant of Member Shares; Admission as Member of the Company.

(a) As of the Admission Date, the Company hereby issues to the Member, and the Member hereby accepts from the Company, subject to the terms and conditions set forth in this Agreement and in the LLC Agreement, the Member Shares in consideration for services rendered and to be rendered by the Member to the Company.

(b) Upon execution of this Agreement the Member shall be admitted as a member of the Company effective as of the Admission Date. The number of Member Shares acquired by the Member shall be reflected on Schedule A to the LLC Agreement opposite such Member’s name. The Member Shares are hereby designated in accordance with the LLC Agreement as Series 2 Common Shares.

3. Agreement to be Bound by LLC Agreement. The Member agrees to be bound by the terms and conditions of the LLC Agreement and authorizes the signature page of this Agreement to be attached to the LLC Agreement, or counterparts thereof. The Member acknowledges receipt of a copy of the LLC Agreement.

4. Forfeiture of Unvested Shares.

(a) In the event that the Member ceases to provide services to the Company or any parent or subsidiary of the Company for any reason or no reason, with or without cause, prior to the completion of vesting of the Member Shares pursuant to this Agreement, all of the Member Shares that are unvested (the “Unvested Shares”) as of the date the Member ceases to provide services to the Company (such date, as determined in good faith by the Board, the “Cessation of Services Date”) shall be forfeited immediately and automatically to the Company, without payment to the Member.

(b) The Member Shares shall vest pursuant to the following vesting schedule: (i) as to 25% on the first anniversary of the Vesting Commencement Date and (ii) the balance of the Member Shares shall vest as to an additional 6.25% at the end of each successive quarterly period following the Vesting Commencement Date until the third anniversary of the Vesting Commencement Date; provided, however, that the vesting schedule of the Member Shares shall be accelerated in full so that the portion of the Member Shares that constitutes Unvested Shares shall immediately become free from forfeiture upon the closing of a Change in Control. Notwithstanding anything to the contrary in this Agreement, the Board may in its discretion accelerate the vesting schedule for Unvested Shares, in its entirety or in part, at any time.

(c) The Member shall not be entitled to any distributions attributable to any Unvested Shares payable to holders of Common Shares as of a record date after the Cessation of Services Date.

5. Section 83(b) Election. The Member understands that it is beneficial for the Member and the Company for the Member to elect to be taxed at the time the Member Shares are granted to the Member, rather than when and as the Member Shares vest, by filing with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986 within 30 days from the date the Member Shares are granted to the Member and the Member shall make such timely election.

THE MEMBER ACKNOWLEDGES THAT IT IS SOLELY THE MEMBER’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE MEMBER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE MEMBER’S BEHALF.

6. Purchase Option.

(a) In the event that the Member ceases to provide services to the Company or any parent or subsidiary of the Company for any reason or no reason, with or without cause, after the completion of vesting of all or a portion of the Member Shares pursuant to this Agreement, the Company shall have the right and option (the “Purchase Option”) to purchase some or all of the Vested Shares (as defined below) from the Member, for a sum equal to the product of (i) the Option Price (as defined below) and (ii) the number of Vested Shares to be purchased (the “Aggregate Option Price”).

(b) The Company may exercise the Purchase Option by delivering or mailing to the Member (or his estate in the event of his death), within 90 days after the Cessation of Services Date, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Vested Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 90-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period.

(c) Within 10 days after delivery to the Member of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (b) above, the Company shall pay to the Member the Aggregate Option Price for such Vested Shares.

(d) On and after the Option Closing Date (as defined below), the Company shall not make any distribution to the Member on account of any Vested Shares or permit the Member to exercise any of the privileges or rights of a member of the Company with respect to such Vested Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Vested Shares.

(e) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Member to the Company or in cash (by check) or both.

(f) The Company may assign its Purchase Option to one or more persons or entities.

(g) For purposes of this Section 6, the following definitions shall apply:

(1) “Vested Shares” means Member Shares that are no longer Unvested Shares.

(2) “Option Closing Date” means the date of the Company’s payment of the Aggregate Option Price to the Member.

(3) “Option Price” means the fair market value of a Common Share as determined by the Board in good faith, after taking into consideration a valuation report prepared by an independent appraiser selected by the Board.

7. Restrictions on Transfer.

(a) The Member shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any Unvested Shares, or any interest therein, except that the Member may transfer such Member Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Member and/or Approved Relatives, provided that such Member Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 7, the Purchase Option and the right of first refusal set forth in Section 8) and the LLC Agreement and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and the LLC Agreement or (ii) in connection with a Change in Control.

(b) The Member shall not transfer any Vested Shares, or any interest therein, except in accordance with Section 8 below.

8. Right of First Refusal.

(a) If the Member proposes to transfer any Vested Shares, then the Member shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Member Shares the Member proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Member within such 30-day period. Within 10 days after his receipt of such notice, the Company shall deliver or mail to the Member a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice. The date of delivery of such payment shall be referred to herein as the “Purchase Date”.

(c) If the Company does not elect to acquire all of the Offered Shares, the Member may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 8 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 7 and the right of first refusal set forth in this Section 8) and the LLC Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and the LLC Agreement.

(d) On and after the Purchase Date, the Company shall not make any distribution to the Member on account of any Offered Shares or permit the Member to exercise any of the privileges or rights of a member of the Company with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

(e) The following transactions shall be exempt from the provisions of this Section 8:

(1) a transfer of Member Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Member and/or Approved Relatives;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) a Change in Control;

provided, however, that in the case of a transfer pursuant to clause (1) above, such Member Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 7 and the right of first refusal set forth in this Section 8) and the LLC Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and the LLC Agreement.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 8 to one or more persons or entities.

(g) The provisions of this Section 8 shall terminate upon the earlier of the following events:

(1) the closing of the sale of Member Shares in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) a Change in Control.

(h) The Company shall not be required (1) to transfer on its books any of the Member Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Member Shares or to make distributions to any transferee to whom any such Member Shares shall have been so sold or transferred.

9. “Market Stand-off Agreement. The Member hereby agrees that he will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial registration by the Company of the Surviving Corporation Shares or any other equity securities on a registration statement under the Securities Act (the “IPO”), and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Surviving Corporation

Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Surviving Corporation Shares (whether such shares or any such securities are then owned by the Member or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Surviving Corporation Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 9 shall apply only to the IPO, shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Member further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9 or that are necessary to give further effect thereto.

10. Miscellaneous.

(a) Construction. For purposes of this Agreement, references to Common Shares shall include references to any securities issued in respect of Common Shares in connection with any reorganization of the Company, reclassification of the Common Shares or other similar transaction, including in connection with the conversion of the LLC into a Corporation pursuant to Section 12.04 of the LLC Agreement. For the avoidance of doubt, any and all new, substituted or additional securities to which the Member is entitled by reason of his ownership of the Member Shares shall be immediately subject to the forfeiture provisions, the Purchase Option, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Member Shares.

(b) Separability of Provisions. Each provision of this Agreement shall be considered separable. To the extent that any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act (and, if the Act is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation).

(c) Waiver; Amendment. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. The terms of this Agreement may be amended only by a written instrument duly executed by the Company and the Member.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Member and their respective heirs, legal representatives, successors and assigns, subject to the terms of this Agreement and the LLC Agreement.

(e) Notice. All notices required or permitted hereunder shall be delivered in accordance with the provisions of the LLC Agreement.

(f) Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, including the Act, as interpreted by the courts of the State of Delaware, notwithstanding any rules regarding conflicts or choice of law to the contrary.

(g) Entire Agreement. This Agreement and the LLC Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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Executed, in counterpart, as of the Admission Date.

MEMBER:

/s/ Kathy High
Name: Kathy High, MD

ACCEPTED AND AGREED:

SPARK THERAPEUTICS, LLC

By:	/s/ Jeffrey D. Marrazzo
Name:	Jeffrey D. Marrazzo
Title	Chief Executive Officer